UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2010
CNB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

West Virginia	0-30665	55-0773918

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 S. WASHINGTON STREET
BERKELEY SPRINGS, WV 25411
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (304) 258-1520
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SECTION 7 — REGULATION FD
ITEM 5.07 Submission of Matters to a Vote of Security Holders.
     CNB Financial Services, Inc. held its Annual Meeting of Shareholders on April 7, 2010. In connection with the meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters voted upon were: (1) the election of four Class II directors for a three-year term; and (2) the ratification of the Board of Directors’ selection of Smith Elliott Kearns & Company, LLC as our independent registered accounting firm for 2010. The number of votes cast for, against or withheld, as well as abstentions and broken non-votes, if applicable, with respect to each matter are set out below.
     1. All of the nominees for Director listed in the proxy statement were elected to hold office for a three-year term or until their successors are elected and qualified with the following vote:

Director Nominee	Shares Voted “For”	Shares “Withheld”
Jay E. Dick	343,130	460
Thomas F. Rokisky	335,451	8,139
Jerry McGraw	343,130	460
Arlie R. Yost	343,590	—
     The following Directors remained in office: J. Robert Ayers, John E. Barker, Herbert L. Eppinger, J. Philip Kesecker, Kenneth W. Apple, Margaret S. Bartles, Martha H. Quarantillo and Charles S. Trump IV.
2.	The ratification of the Board of Directors’ section of Smith Elliott Kearns & Company, LLC as our independent registered accounting firm for the fiscal year ending December 31, 2010, was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Shares “Abstaining”
334,573	8,547	470

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL SERVICES, INC.
By:	/s/ Thomas F. Rokisky
Thomas F. Rokisky
President/CEO

Date: April 8, 2010